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                                   CREDIT AGREEMENT


                              Dated as of July 24, 1997

                                       between

                           ZENITH NATIONAL INSURANCE CORP.,

                                         and

                            BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION





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

                              TABLE OF CONTENTS

Section                                                                    Page

ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.1  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . .  1
    1.2  Other Interpretive Provisions . . . . . . . . . . . . . . . . . . . 12
    1.3  Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE II  THE CREDITS. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    2.1  Amounts and Terms of Commitments. . . . . . . . . . . . . . . . . . 13
         (a)  The Tranche A Credit . . . . . . . . . . . . . . . . . . . . . 13
         (b)  The Tranche B Credit . . . . . . . . . . . . . . . . . . . . . 13
    2.2  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    2.3  Procedure for Borrowing . . . . . . . . . . . . . . . . . . . . . . 13
    2.4  Conversion and Continuation Elections . . . . . . . . . . . . . . . 14
    2.5  Voluntary Termination or Reduction of Commitments . . . . . . . . . 15
    2.6  Optional Prepayments. . . . . . . . . . . . . . . . . . . . . . . . 15
    2.7  Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         (a)  The Tranche A Credit . . . . . . . . . . . . . . . . . . . . . 15
         (b)  The Tranche B Credit . . . . . . . . . . . . . . . . . . . . . 15
    2.8  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    2.9  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         (a)  Arrangement Fee. . . . . . . . . . . . . . . . . . . . . . . . 16
         (b)  Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . 16
    2.10 Computation of Fees and Interest. . . . . . . . . . . . . . . . . . 16
    2.11 Payments by the Company . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE III  TAXES, YIELD PROTECTION AND ILLEGALITY. . . . . . . . . . . . . 17
    3.1  Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
    3.2  Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    3.3  Increased Costs and Reduction of Return . . . . . . . . . . . . . . 18
    3.4  Funding Losses. . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    3.5  Inability to Determine Rates. . . . . . . . . . . . . . . . . . . . 19
    3.6  Certificates of Bank. . . . . . . . . . . . . . . . . . . . . . . . 20
    3.7  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE IV  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . 20
    4.1  Conditions of Effectiveness . . . . . . . . . . . . . . . . . . . . 20
         (a)  Credit Agreement and Notes . . . . . . . . . . . . . . . . . . 20
         (b)  Resolutions; Incumbency. . . . . . . . . . . . . . . . . . . . 20
         (c)  Organization Documents; Good Standing. . . . . . . . . . . . . 20
         (d)  Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . 20
         (e)  Payment of Fees. . . . . . . . . . . . . . . . . . . . . . . . 20
         (f)  Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . 21
         (g)  Other Documents. . . . . . . . . . . . . . . . . . . . . . . . 21
    4.2  Conditions to All Borrowings. . . . . . . . . . . . . . . . . . . . 21
         (a)  Notice of Borrowing or Conversion/ Continuation. . . . . . . . 21
         (b)  Continuation of Representations and Warranties . . . . . . . . 21
         (c)  No Existing Default. . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE V  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . 21
    5.1  Corporate Existence and Power . . . . . . . . . . . . . . . . . . . 21
    5.2  Corporate Authorization; No Contravention . . . . . . . . . . . . . 22
    5.3  Governmental Authorization. . . . . . . . . . . . . . . . . . . . . 22
    5.4  Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    5.5  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    5.6  No Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
    5.7  ERISA Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . 23

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Section                                                                    Page

    5.8  Use of Proceeds; Margin Regulations . . . . . . . . . . . . . . . . 23
    5.9  Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . 23
    5.10 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
    5.11 Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . 23
    5.12  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . 24
    5.13 Regulated Entities. . . . . . . . . . . . . . . . . . . . . . . . . 24
    5.14 No Burdensome Restrictions. . . . . . . . . . . . . . . . . . . . . 24
    5.15 Copyrights, Patents, Trademarks and Licenses, etc.. . . . . . . . . 24
    5.16 Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    5.17 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    5.18 Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE VI  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . 25
    6.1  Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . 25
    6.2  Certificates; Other Information . . . . . . . . . . . . . . . . . . 26
    6.3  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    6.4  Preservation of Corporate Existence, Etc. . . . . . . . . . . . . . 28
    6.5  Maintenance of Property . . . . . . . . . . . . . . . . . . . . . . 28
    6.6  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
    6.7  Payment of Obligations. . . . . . . . . . . . . . . . . . . . . . . 28
    6.8  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . 29
    6.9  Inspection of Property and Books and Records. . . . . . . . . . . . 29
    6.10 Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . 29
    6.11 Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . 29

ARTICLE VII  NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . 29
    7.1  Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . 30
    7.2  Disposition of Assets . . . . . . . . . . . . . . . . . . . . . . . 30
    7.3  Consolidations and Mergers. . . . . . . . . . . . . . . . . . . . . 30
    7.4  Loans and Investments . . . . . . . . . . . . . . . . . . . . . . . 30
    7.5  Limitation on Indebtedness. . . . . . . . . . . . . . . . . . . . . 30
    7.6  Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . 30
    7.7  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    7.8  Change in Business. . . . . . . . . . . . . . . . . . . . . . . . . 31
    7.9  Accounting Changes. . . . . . . . . . . . . . . . . . . . . . . . . 31
    7.10 Minimum Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    7.11 Debt to Total Capitalization. . . . . . . . . . . . . . . . . . . . 31
    7.12 Risk-Based Capital. . . . . . . . . . . . . . . . . . . . . . . . . 31
    7.13 Interest Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . 31

ARTICLE VIII  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . 31
    8.1  Event of Default. . . . . . . . . . . . . . . . . . . . . . . . . . 31
         (a)  Non-Payment. . . . . . . . . . . . . . . . . . . . . . . . . . 31
         (b)  Representation or Warranty . . . . . . . . . . . . . . . . . . 31
         (c)  Specific Defaults. . . . . . . . . . . . . . . . . . . . . . . 31
         (d)  Other Defaults . . . . . . . . . . . . . . . . . . . . . . . . 32
         (e)  Cross-Payment and Acceleration . . . . . . . . . . . . . . . . 32
         (f)  Insolvency; Voluntary Proceedings. . . . . . . . . . . . . . . 32
         (g)  Involuntary Proceedings. . . . . . . . . . . . . . . . . . . . 32
         (h)  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         (i)  Monetary Judgments . . . . . . . . . . . . . . . . . . . . . . 33
         (j)  Non-Monetary Judgments . . . . . . . . . . . . . . . . . . . . 33
         (k)  Change of Control. . . . . . . . . . . . . . . . . . . . . . . 33
         (l)  Loss of Licenses . . . . . . . . . . . . . . . . . . . . . . . 33
    8.2  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

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Section                                                                    Page

    8.3  Rights Not Exclusive. . . . . . . . . . . . . . . . . . . . . . . . 34

ARTICLE IX  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . 34
    9.1  Amendments and Waivers. . . . . . . . . . . . . . . . . . . . . . . 34
    9.2  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
    9.3  No Waiver; Cumulative Remedies. . . . . . . . . . . . . . . . . . . 34
    9.4  Costs and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . 34
    9.5  Company Indemnification . . . . . . . . . . . . . . . . . . . . . . 35
    9.6  Marshalling; Payments Set Aside . . . . . . . . . . . . . . . . . . 35
    9.7  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . 35
    9.8  Assignments, Participations, etc. . . . . . . . . . . . . . . . . . 35
    9.9  Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
    9.10 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
    9.11 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
    9.12 No Third Parties Benefited. . . . . . . . . . . . . . . . . . . . . 37
    9.13 Governing Law and Jurisdiction. . . . . . . . . . . . . . . . . . . 37
    9.14 Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . . 37
    9.15 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 38

    SCHEDULES

    Schedule 5.5   Litigation
    Schedule 5.7   ERISA
    Schedule 5.12  Environmental Matters
    Schedule 5.16  Subsidiaries
    Schedule 5.17  Insurance Matters
    Schedule 9.2   Lending Offices; Addresses for Notices



    EXHIBITS

    Exhibit A      Form of Notice of Borrowing
    Exhibit B      Form of Notice of Conversion/Continuation
    Exhibit C      Form of Compliance Certificate
    Exhibit D      Form of Legal Opinion of Company's Counsel
    Exhibit E      Form of Assignment and Acceptance
    Exhibit F-1    Form of Tranche A Note
    Exhibit F-2    Form of Tranche B Note

                              CREDIT AGREEMENT

    This CREDIT AGREEMENT is entered into as of July 24, 1997, between ZENITH NATIONAL INSURANCE CORP., a Delaware corporation (the "COMPANY") and Bank of America National Trust and Savings Association (together with its successors and assigns, the "BANK").

    WHEREAS, the Bank has agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement.

    NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

    1.1 CERTAIN DEFINED TERMS. The following terms have the following meanings:

         "ADJUSTED CAPITAL" shall mean, as to any Insurance Subsidiary, as of any date, the total adjusted surplus to policyholders shown on line 25, page 22, column 1 of the Annual Statement of such Insurance Subsidiary, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

         "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

         "AGREEMENT" means this Credit Agreement.

         "AMOUNTS AVAILABLE FOR DIVIDENDS" shall mean, without duplication, the amount that is paid or may be paid by ZIC as a dividend at any time during the then current calendar year without being an "extraordinary dividend" under Section 1215.5(c) of the California Insurance Code.

         "ANNUAL STATEMENT" shall mean, as to any Insurance Subsidiary, the annual financial statement of such Insurance Subsidiary as required to be filed with the applicable Department, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of the Annual Statement are based on the format promulgated by the NAIC for 1996 Property and Casualty Company Annual Statements. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that reported in the referenced item in the 1996 Annual Statement of such Insurance Subsidiary.

         "APPLICABLE INSURANCE CODE" shall mean, as to any Insurance Subsidiary, the insurance code of any state where such Insurance Subsidiary is domiciled or doing insurance business and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Applicable Insurance Code shall be construed to also refer to successor sections.

         "APPLICABLE MARGIN" means (a) as to Base Rate Loans, 0% per annum,
(b) as to Tranche A Loans that are Offshore Rate Loans, .375% per annum and
(c) as to Tranche B Loans that are Offshore Rate Loans, the margin set forth in the table below based on the debt rating of the Company by Moody's and/or S&P:

                 LONG-TERM DEBT RATING
                      OF COMPANY               APPLICABLE MARGIN
                 ---------------------         -----------------
                 A/A2 or higher                       .275%
                 A-/A3                                .350%
                 BBB+/Baa1                            .475%
                 BBB/Baa2 or lower                    .75%

         Any adjustment in the applicable margin as a result of a change in the rating of the company's long-term public debt by moody's and/or s& p's shall be effective as of the effective date of the change in such rating. In the event the rating by moody's and s&p's corporation do not fall in the same category provided above, the applicable margin shall be determined by adding one level to the lower of the two rating levels.

         "ASSIGNEE" has the meaning specified in SECTION 9.8(a).

         "ATTORNEY COSTS" means and includes all fees and disbursements of any law firm or other external counsel and without duplication, the allocated cost of internal legal services and all disbursements of internal counsel.

         "BANK" has the meaning specified in the introductory clause hereto.

         "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.).

         "BASE RATE" means, for any day, the higher of:

         (a)  0.50% per annum above the latest Federal Funds Rate; and

         (b) the rate of interest in effect for such day as publicly announced from time to time by the Bank in San Francisco, California, as its "reference rate."

         (The "reference rate" is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

         Any change in the reference rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

         "BASE RATE LOAN" means a Loan that bears interest based on the Base
Rate.

         "BORROWING" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Bank under ARTICLE II, and, other than in the case of Base Rate Loans, having the same Interest Period.

         "BORROWING DATE" means any date on which a Borrowing occurs under
SECTION 2.3.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

         "CALFARM" means CalFarm Insurance Company, a California corporation.

         "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "CAPITAL AND SURPLUS" shall mean, as to any Insurance Subsidiary, as of the date of the Annual Statement, the total amount shown on line 25, page 3, column 1 of the Annual Statement of such Insurance Subsidiary, or an amount determined in a manner consistent with the Annual Statement for any fiscal quarter which does not end on the date of the Annual Statement.

         "CHANGE OF CONTROL" means (a) any Person, or two or more Persons, acting in concert, directly or indirectly acquire after the Closing Date beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 51% or more of the outstanding shares of voting stock of the Company or (b) individuals who as of the Closing Date constituted the Company's Board of Directors (together with any new director whose election by the Company's Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), for any reason, cease to constitute a majority of the directors at any time then in office or (c) the Company ceases to own 100% of the capital stock of any of the following on a fully-diluted basis: ZIC or CalFarm.

         "CLOSING DATE" means the date on which this Agreement is effective which shall be the date on which all the conditions in SECTION 4.1 are satisfied.

         "CODE" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

         "COMMITMENT" means the Tranche A Commitment and the Tranche B
Commitment.

         "COMPANY" has the meaning specified in the introductory clause hereto.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C.

         "CONTINGENT OBLIGATION" shall mean any agreement, undertaking or arrangement (other than insurance and reinsurance obligations and surety bonds, in each case entered into in the ordinary course of business) by which any Person guarantees, endorses or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss but excluding the Company's agreement to subordinate debt owed to it by Perma-Bilt, a Nevada corporation, to amounts owed to the Bank) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

         "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound other than insurance and reinsurance obligations and surety bonds, in each case entered into in the ordinary course of business.

         "CONVERSION/CONTINUATION DATE" means any date on which, under
SECTION 2.4, the Company (a) converts Loans of one Type to another Type, or
(b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

         "DEBT TO TOTAL CAPITALIZATION RATIO" shall mean the ratio of (a) the principal of all Indebtedness of the Company described in clauses (a), (d) or
(f) of the definition thereof for which the Company is directly liable or which is a Contingent Obligation of the Company to (b) Total Capitalization.

         "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "DEPARTMENT" means, as to any insurance company, the state department of insurance of the state of domicile of such insurance company.

         "DISPOSITION" means (a) the sale, lease, assignment, conveyance or other disposition or transfer of property, and (b) the sale or transfer by the Company or any Subsidiary of the Company of any equity securities issued by any Subsidiary of the Company and held by such transferor Person.

         "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United
States.

         "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; PROVIDED, THAT such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of the Bank,
(ii) a Subsidiary of a Person of which the Bank is a Subsidiary, or (iii) a Person of which the Bank is a Subsidiary.

         "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

         "ENVIRONMENTAL PERMITS" has the meaning specified in SECTION 5.12(b).

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA EVENT" means (a) a Reportable Event with respect to a Plan;
(b) a withdrawal by the Company or any ERISA Affiliate from a Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (e) an event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

         "EURODOLLAR RESERVE PERCENTAGE" has the meaning specified in the definition of "Offshore Rate".

         "EVENT OF DEFAULT" means any of the events or circumstances specified in SECTION 8.1.

         "EXCHANGE ACT" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

         "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

         "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor to release H.15(519)) on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City which are selected by the Bank.

         "FIXED INTEREST CHARGES" shall mean interest paid or, without duplication, accrued but unpaid on the Loans or any other Indebtedness described in clauses (a) or (d) of the definition thereof, which shall be determined at the end of each fiscal quarter for the four consecutive fiscal quarters then ended.

         "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

         "GAAP" means generally accepted accounting principles in the United States, which are applicable to the circumstances as of the date of determination.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "GUARANTY OBLIGATION" means to assure or hold harmless the holder of any such primary obligation against loss in respect thereof.

         "HAZARDOUS MATERIALS" means all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

         "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all net obligations with respect to Swap Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

         "INDEMNIFIED LIABILITIES" has the meaning specified in SECTION 9.5.

         "INDEMNIFIED PERSON" has the meaning specified in SECTION 9.5.

         "INDEPENDENT AUDITOR" has the meaning specified in SECTION 6.1(a).

         "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

         "INSURANCE SUBSIDIARY" shall mean any Subsidiary of the Company (other than ZIC Lloyd's Underwriting Limited, Zenith Risk Management, Inc. and CalFarm Insurance Agency or any other Subsidiary which does not issue or underwrite insurance or reinsurance) that is authorized or admitted to carry on or transact one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.

         "INTEREST COVERAGE RATIO" shall mean the ratio of (a) (i) Amounts Available for Dividends, plus (ii) pre-tax income from the Non-Insurance Subsidiaries as of the end of each fiscal quarter for the four quarters then ended, plus (iii) without duplication, pre-tax, pre-interest income of the Company as of the end of each fiscal quarter for the four quarters then ended to (b) Fixed Interest Charges.

         "INTEREST PAYMENT DATE" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan; PROVIDED, HOWEVER, that if any Interest Period for an Offshore Rate Loan exceeds three months the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

         "INTEREST PERIOD" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/ Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; PROVIDED, THAT:

         (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

         (b) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

         (c) no Interest Period for any Loan shall extend beyond (i) in the case of Tranche A Loans, the Tranche A Termination Date and (ii) in the case of Tranche B Loans, the Tranche B Termination Date.

         "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

         "LENDING OFFICE" means the office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on SCHEDULE 9.2, or such other office or offices as the Bank may from time to time notify the Company.

         "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

         "LOAN" means an extension of credit by the Bank to the Company under
ARTICLE II, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "TYPE" of Loan), and includes any Tranche A Loan or Tranche B Loan.

         "LOAN DOCUMENTS" means this Agreement, any Notes and all other documents delivered to the Bank in connection herewith.

         "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

         "MOODY'S" shall mean Moody's Investors Service, Inc. and any successor thereto.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

         "NAIC" shall mean the National Association of Insurance
Commissioners, or any successor organization.

         "NON-INSURANCE SUBSIDIARY" means any Subsidiary which is not an Insurance Subsidiary.

         "NOTES" means, collectively, the Tranche A Note and the Tranche B
Note.

         "NOTICE OF BORROWING" means a notice in substantially the form of EXHIBIT A.

         "NOTICE OF CONVERSION/CONTINUATION" means a notice in substantially the form of EXHIBIT B.

         "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to the Bank or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

         "OECD" has the meaning specified in the definition of "Eligible Assignee".

         "OFFSHORE RATE" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Bank as follows:

     Offshore Rate =                 IBOR
                     ------------------------------------
                     1.00 - Eurodollar Reserve Percentage

Where,

              "EURODOLLAR RESERVE PERCENTAGE" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day which is applicable to the Bank under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

              "IBOR" means the rate of interest per annum determined by the Bank as the rate at which dollar deposits in the approximate amount of the Bank's Offshore Rate Loan for such Interest Period would be offered by the Bank's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by the Bank), to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

              The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

         "OFFSHORE RATE LOAN" means a Loan that bears interest based on the Offshore Rate.

         "ORGANIZATION DOCUMENTS" means, for any corporation, partnership or limited liability company, the certificate or articles of incorporation, partnership agreement, operating agreement, bylaws or similar document, certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) or similar body of such entity.

         "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to this Agreement or any other Loan Documents.

         "PARTICIPANT" has the meaning specified in SECTION 9.8(c).

         "PAYMENT OFFICE" means 231 South LaSalle Street, Chicago, Illinois 60697 or such other office as may be designated by the Bank to the Company in writing.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

         "PERMITTED LIENS" has the meaning specified in SECTION 7.1.

         "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association or Governmental Authority.

         "PLAN" means a pension plan (as defined in Section 3(2) of ERISA which is subject to Title IV of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

         "REPORTABLE EVENT" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "REQUIREMENT OF LAW" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or of a Governmental

Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "RESPONSIBLE OFFICER" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief executive officer, chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

         "RISK-BASED CAPITAL" shall mean, with respect to any Insurance Subsidiary, the ratio of Adjusted Capital of such Insurance Subsidiary to the Company Action Level of such Insurance Company (as determined by the NAIC or the applicable Department). In the event that there is a conflict between the Risk-Based Capital formulas adopted by the NAIC and any applicable Department, the calculation of the Department shall govern.

         "S&P'S" shall mean Standard & Poor's Ratings Group and any successor thereto.

         "SAP" shall mean, as to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the Department.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "SIGNIFICANT SUBSIDIARY" means a "significant subsidiary" as such term is defined in Regulation S-X of the Securities Act of 1933, as amended.

         "SOLVENT" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

         "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

         "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, surety bonds and similar instruments but excluding insurance and reinsurance obligations and surety obligations, in each case entered into in the ordinary course of business.

         "SWAP CONTRACT" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

         "TAXES" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Bank, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank, as the case may be, is organized or maintains a Lending Office.

         "TOTAL CAPITALIZATION" shall mean (a) principal of all Indebtedness of the Company described in clauses (a), (d) or (f) of the definition thereof for which the Company is directly liable or a Contingent Obligation of the Company related to Indebtedness described in one of such clauses plus (b) the Total Shareholders' Equity of the Company.

         "TOTAL SHAREHOLDERS' EQUITY" shall mean the total shareholders' equity of a Person as determined in accordance with GAAP (calculated excluding unrealized gains (losses) of securities as determined in accordance with FASB 115).

         "TRANCHE A COMMITMENT" has the meaning specified in SECTION 2.1(a).

         "TRANCHE A LOAN" has the meaning specified in SECTION 2.1.

         "TRANCHE A NOTE" means a promissory note executed by the Company in favor of the Bank pursuant to SECTION 2.2, in substantially the form of EXHIBIT F-1.

         "TRANCHE A TERMINATION DATE" means the earlier to occur of:

         (a)  July 23, 1998; and

         (b) the date on which the Tranche A Commitment terminates in accordance with the provisions of this Agreement.

         "TRANCHE B COMMITMENT" has the meaning specified in SECTION 2.1(b).

         "TRANCHE B LOAN" has the meaning specified in SECTION 2.1.

         "TRANCHE B NOTE" means a promissory note executed by the Company in favor of the Bank pursuant to SECTION 2.2, in substantially the form of EXHIBIT F-2.

         "TRANCHE B TERMINATION DATE" means the earlier to occur of:

         (a)  July 24, 2002; and

         (b) the date on which the Tranche B Commitment terminates in accordance with the provisions of this Agreement.

         "Type" has the meaning specified in the definition of "Loan."

         "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

         "UNITED STATES" and "U.S." each means the United States of America.

         "WHOLLY-OWNED SUBSIDIARY" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         "ZIC" means Zenith Insurance Company, a California corporation.

     1.2 OTHER INTERPRETIVE PROVISIONS. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

              (ii) The term "including" is not limiting and means "including without limitation."

              (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

              (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are separate and distinct limitations, tests and measurements and shall each be performed in accordance with their terms.

         (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Bank and the Company and are the products of all parties. Accordingly, they shall not be construed against the Bank merely because of its involvement in their preparation.

     1.3 ACCOUNTING PRINCIPLES. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

         (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                  ARTICLE II

                                  THE CREDITS

    2.1  AMOUNTS AND TERMS OF COMMITMENTS.

         (a) THE TRANCHE A CREDIT. The Bank agrees, on the terms and conditions set forth herein, to make loans to the Company (each such Loan, a "TRANCHE A LOAN") from time to time on any Business Day during the period from the Closing Date to the Tranche A Termination Date in an aggregate amount not to exceed at any time outstanding $20,000,000 (such amount as the same may be reduced under SECTION 2.5, the "TRANCHE A COMMITMENT"). Within the limits of the Tranche A Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this SECTION 2.1(a), prepay under SECTION 2.6 and reborrow under this SECTION 2.1(a).

         (b) THE TRANCHE B CREDIT. The Bank agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "TRANCHE B LOAN") from time to time on any Business Day during the period from the Closing Date to the Tranche B Termination Date, in an aggregate amount not to exceed at any time outstanding $30,000,000 (such amount as the same may be reduced under SECTION 2.5, the "TRANCHE B COMMITMENT"). Within the limits of the Tranche B Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this SECTION 2.1(b), prepay under SECTION 2.6 and reborrow under this SECTION 2.1(b).

     2.2 NOTES. The Loans made by the Bank shall be evidenced by the Notes. The Bank shall record on the schedules annexed to its Notes the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. The Bank is irrevocably authorized by the Company to record on its Notes and the Bank's record shall be conclusive and binding unless the Company objects to such record within 30 days of having notice of any notation thereon; PROVIDED, HOWEVER, that the failure of the Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to the Bank.

     2.3 PROCEDURE FOR BORROWING. (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Bank in the form of a Notice of Borrowing (which notice must be received by the Bank prior to 11:00 a.m. (Chicago time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

              (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $250,000 or any multiple of $10,000 in excess thereof;

              (B) the requested Borrowing Date, which shall be a Business Day;

              (C) the Type of Loans comprising the Borrowing;

              (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any

     Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months; and

              (E) whether such Loan is a Tranche A Loan or a Tranche B Loan.

         (b) The proceeds of all Loans will be made available to the Company by the Bank by crediting the account of the Company on the books of the Bank with the aggregate of such Loan or by wire transfer in accordance with written instructions provided to the Bank by the Company.

         (c) After giving effect to any Borrowing, there may not be more than fifteen different Interest Periods in effect.

    2.4 CONVERSION AND CONTINUATION ELECTIONS. (a) The Company may, upon irrevocable written notice to the Bank in accordance with SECTION 2.4(b):

              (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $250,000, or that is in an integral multiple of $1,000 in excess thereof) into Loans of any other Type; or

              (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $250,000, or that is in an integral multiple of $1,000 in excess thereof);

PROVIDED, THAT if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $250,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into Offshore Rate Loans shall terminate.

         (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Bank not later than 11:00 a.m. (Chicago time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

              (A) the proposed Conversion/Continuation Date;

              (B) the aggregate amount of Loans to be converted or renewed;

              (C) the Type of Loans resulting from the proposed conversion or continuation; and

              (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

         (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

         (d) During the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

         (e) After giving effect to any conversion or continuation of Loans, there may not be more than fifteen different Interest Periods in effect.

    2.5 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon not less than one Business Days' prior notice to the Bank, terminate the Tranche A Commitment or the Tranche B Commitment, or permanently reduce the Tranche A Commitment or the Tranche B Commitment by an aggregate minimum amount of $1,000,000 or any multiple of $100,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Tranche A Loans or Tranche B Loans made on the effective date thereof, the then-outstanding principal amount of such Loans would exceed the amount of the Tranche A Commitment or the Tranche B Commitment (as applicable) then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. All accrued commitment fees to, but not including the effective date of any reduction or termination of the Commitment, shall be paid on the effective date of such reduction or termination.

    2.6 OPTIONAL PREPAYMENTS. Subject to SECTION 3.4, the Company may, at any time or from time to time, upon not less than two (2) Business Days' irrevocable notice to the Bank in the case of Offshore Rate Loans and upon same day irrevocable notice to the Bank in the case of Base Rate Loans, prepay Loans in whole or in part, in minimum amounts of $250,000 or any multiple of $10,000 in excess thereof (or, if less, the outstanding amount of such Loans). Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to SECTION 3.4.

    2.7  REPAYMENT.

         (a) THE TRANCHE A CREDIT. The Company shall repay to the Bank in full on the Tranche A Termination Date the aggregate principal amount of Tranche A Loans outstanding on such date and all related Obligations.

         (b) THE TRANCHE B CREDIT. The Company shall repay to the Bank in full on the Tranche B Termination Date the aggregate principal amount of Tranche B Loans outstanding on such date and all related Obligations.

    2.8 INTEREST. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under
SECTION 2.4), PLUS the Applicable Margin.

         (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under SECTION 2.6 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Bank.

         (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then
                                       -15-
in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; PROVIDED, HOWEVER, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

         (d) Anything herein to the contrary notwithstanding, the obligations of the Company to the Bank hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the Bank would be contrary to the provisions of any law applicable to the Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by the Bank, and in such event the Company shall pay the Bank interest at the highest rate permitted by applicable law.

    2.9  FEES.

         (a) ARRANGEMENT FEE. The Company shall pay an arrangement fee to the Bank on the Closing Date in the amount of $25,000.

         (b) COMMITMENT FEE. The Company shall pay to the Bank a commitment fee on the average daily unused portion of the Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Bank, equal to .10% per annum on the Tranche A Commitment and equal to the applicable per annum rate based on the grid set forth below for the Tranche B
Commitment:

                   LONG-TERM DEBT RATING
                        OF COMPANY               COMMITMENT FEE
                   ---------------------         --------------
                   A/A2 or higher                     .100%
                   A-/A3                              .125%
                   BBB+/Baa1                          .150%
                   BBB/Baa2 or lower                  .200%

         Any adjustment to the commitment fee as a result of a change in the rating of the Company's long-term public debt by Moody's and/or S&P's shall be effective as of the effective date of the change in such rating. In the event the rating by Moody's & S&P's do not fall in the same category provided above, the commitment fee shall be determined by adding one level to the lower of the two rating levels.

         Such commitment fee shall accrue from the Closing Date to the Tranche
A Termination Date or the Tranche B Termination Date, as applicable, and shall be due and payable quarterly in arrears on the last Business Day of each fiscal quarter of the Company commencing on September 30, 1997 through such Termination Date, with the final payment to be made on such Termination Date; PROVIDED, THAT in connection with any reduction or termination of Commitments under SECTION 2.5, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

    2.10 COMPUTATION OF FEES AND INTEREST. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by the Bank's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

         (b) Each determination of an interest rate by the Bank shall be conclusive and binding on the Company unless the Company objects in writing to such determination within thirty days of having notice thereof. The bank will, at the request of the Company, deliver to the Company a statement showing the quotations used by the Bank in determining any interest rate and the resulting interest rate.

    2.11 PAYMENTS BY THE COMPANY. (a) all payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the company shall be made to the Bank at the Payment Office, and shall be made in dollars and in immediately available funds, no later than 1:00 p.m. (Chicago time) on the date specified herein. any payment received by the Bank later than 3:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.


                                 ARTICLE III

                   TAXES, YIELD PROTECTION AND ILLEGALITY

    3.1 TAXES. (a) Subject to clause (c) below, any and all payments by the Company to the Bank or under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Company shall pay all other Taxes.

         (b) Without duplication of any amounts paid by the Company under SECTIONS 3.1(c)(i) and (iv), the Company agrees to indemnify and hold harmless the Bank for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank makes written demand therefor.

         (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to the Bank, then:

             (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Bank receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

             (ii)  the Company shall make such deductions and withholdings;

             (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

             (iv) without duplication, the Company shall also pay to the Bank at the time interest is paid, all additional amounts which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

         (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Bank the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Bank.

         (e) If the Company is required to pay additional amounts to the Bank pursuant to subsection (c) of this Section, then the Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of the Bank is not otherwise disadvantageous to the Bank.

    3.2 ILLEGALITY. (a) If the Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for the Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company, any obligation of the Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Company that the circumstances giving rise to such determination no longer exist.

         (b) If the Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from the Bank, prepay in full such Offshore Rate Loans of the Bank then outstanding, together with interest accrued thereon and amounts required under SECTION 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the Bank, in the amount of such repayment, a Base Rate Loan or otherwise pay such Loan and all accrued interest thereon in full in cash.

         (c) Before giving any notice under this Section, the Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

    3.3 INCREASED COSTS AND REDUCTION OF RETURN. (a) If the Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate or in respect of the assessment rate payable by the Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by the Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand, pay to the Bank, additional amounts as are sufficient to reimburse the Bank for the costs associated with such increased costs.

         (b) If the Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy and the Bank's desired return on capital) determines that the amount of such capital is to be increased as a consequence of the Commitments, loans, credits or obligations under this Agreement, then, upon demand of the Bank to the Company, the Company shall pay to the Bank, from time to time as specified by the Bank, amounts sufficient to reimburse the Bank for the additional costs resulting from such increase.

    3.4 FUNDING LOSSES. The Company shall reimburse the Bank and hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

         (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

         (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given a Notice of Borrowing or a Notice of Conversion/Continuation;

         (c) the failure of the Company to make any prepayment in accordance with any notice delivered under SECTION 2.6;

         (d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

         (e) the automatic conversion under SECTION 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Bank under this Section and under SECTION 3.3(a), each Offshore Rate Loan made by the Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

    3.5 INABILITY TO DETERMINE RATES. If the Bank determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Bank of funding such Loan, the Bank will promptly so notify the Company. Thereafter, the obligation of the Bank to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Bank revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/ Continuation then submitted by it. If the Company does not revoke such Notice, the Bank shall make, convert or continue the Loans, as proposed by the

Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans, as the case may be.

    3.6 CERTIFICATES OF BANK. In the event of the Bank claiming reimbursement or compensation under this ARTICLE III, the Bank shall deliver to the Company a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company unless objected to by the Company in writing within 30 days of the Company receiving such certificate.

    3.7  SURVIVAL.  The agreements and obligations of the Company in this
ARTICLE III shall survive the payment of all other Obligations.


                                  ARTICLE IV

                             CONDITIONS PRECEDENT

    4.1 CONDITIONS OF EFFECTIVENESS. The effectiveness of this Agreement is subject to the condition that the Bank shall have received all of the following, in form and substance and dated a date satisfactory to the Bank:

         (a) CREDIT AGREEMENT AND NOTES. This Agreement and the Notes executed by each party thereto;

         (b) RESOLUTIONS; INCUMBENCY. (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and (ii) a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

         (c) ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents:

              (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

              (ii) a good standing and tax good standing certificate for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where the Company is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated the date of the effectiveness of this Agreement;

         (d) LEGAL OPINION. An opinion of each of Skadden, Arps, Slate, Meager & Flom LLP and Hyman J. Lee, Jr., vice-president-legal of the Company, in each case addressed to the Bank and together covering those matters addressed in EXHIBIT D;

         (e) PAYMENT OF FEES. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on or before the date of the effectiveness of this Agreement, together with Attorney Costs of the Bank to the extent invoiced prior to or on such date, plus such additional amounts of Attorney Costs as shall constitute the Bank's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Bank); including any such costs, fees and expenses arising under or referenced in SECTIONS 2.9 and 9.4;

         (f) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of such date, stating that:

              (i) the representations and warranties contained in ARTICLE V are true and correct on and as of such date, as though made on and as of such date;

              (ii) no Default or Event of Default exists on the date of the effectiveness;

              (iii) there has occurred since December 31, 1996, no event or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect; and

              (iv) all necessary material governmental, creditor, shareholder, and third party approvals in connection with the transactions contemplated herein have been obtained and remain in effect, and all applicable waiting periods shall have expired without, in all such cases, any action being taken by any competent authority that restrains, prevents, or imposes materially adverse conditions upon the consummation of the transaction contemplated hereby.

        (g) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Bank may reasonably request.

    4.2 CONDITIONS TO ALL BORROWINGS. The obligation of the Bank to make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under SECTION 2.4 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/ Continuation Date:

         (a) NOTICE OF BORROWING OR CONVERSION/ CONTINUATION. The Bank shall have received a Notice of Borrowing or a Notice of Conversion/ Continuation, as applicable;

         (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in ARTICLE V (other than those contained in SECTION 5.5) shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

         (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion.


                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES

    The Company represents and warrants to the Bank that:

    5.1  CORPORATE EXISTENCE AND POWER.  The Company and each of its
Subsidiaries:

         (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

         (b) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

         (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except to the extent that failure to be so qualified would not reasonably be expected to have a Material Adverse Effect; and

         (d) is in compliance with all Requirements of Law, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

    5.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and each other Loan Document, have been duly authorized by all necessary corporate action, and do not and will not:

         (a) contravene the terms of any of the Company's Organization
    Documents;

         (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or

          (c) violate any Requirement of Law.

    5.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Agreement or any other Loan Document.

    5.4 BINDING EFFECT. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

    5.5 LITIGATION. Except as specifically disclosed in SCHEDULE 5.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

         (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

         (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect.

    5.6 NO DEFAULT. As of the Closing Date, no Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under SECTION 8.1(e).

    5.7  ERISA COMPLIANCE.  Except as specifically disclosed in SCHEDULE 5.7:

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law, except to the extent any such non-compliance would not reasonably be expected to have a Material Adverse Effect. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to
    Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

         (c) No ERISA Event has occurred or is reasonably expected to occur except to the extent such ERISA Event would not reasonably be expected to have a Material Adverse Effect.

    5.8 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by SECTION 6.10 and SECTION 7.7. Neither the Company nor any Subsidiary will take any action which will cause the Bank to violate or not be in compliance with Regulations G, T, U or X of the FRB.

    5.9 TITLE TO PROPERTIES. The Company and each Subsidiary have title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

    5.10 TAXES. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (b) for which appropriate extensions have been obtained. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

    5.11 FINANCIAL CONDITION. (a) The audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 1996 and the unaudited consolidated financial statements of the Company and its Subsidiaries dated March 31, 1997 and, in each case, the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year or fiscal quarter ended on that date:

              (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments; and

              (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby.

         (b)  Since December 31, 1996, there has been no Material Adverse
Effect.

    5.12  ENVIRONMENTAL MATTERS. (a)  Except as specifically disclosed in
SCHEDULE 5.12, the on-going operations of the Company and each of its Subsidiaries comply in all material respects with all Environmental Laws.

         (b) Except as specifically disclosed in SCHEDULE 5.12, the Company and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("ENVIRONMENTAL PERMITS") and the Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

         (c) Except as specifically disclosed in SCHEDULE 5.12, there are no Hazardous Materials existing with respect to any property of the Company or any Subsidiary, or arising from operations prior to the Closing Date, of the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

    5.13 REGULATED ENTITIES. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

    5.14 NO BURDENSOME RESTRICTIONS. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.

    5.15 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in SCHEDULE 5.5, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, would reasonably be expected to have a Material Adverse Effect.

    5.16 SUBSIDIARIES. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in SCHEDULE 5.16 hereto.

    5.17 INSURANCE. Except as specifically disclosed in SCHEDULE 5.17, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

    5.18 FULL DISCLOSURE. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                      ARTICLE VI

                                AFFIRMATIVE COVENANTS

    So long as the Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Bank waives compliance in writing:

    6.1  FINANCIAL STATEMENTS.  The Company shall deliver to the Bank:

         (a) as soon as available, but not later than one hundred twenty
    (120) days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Coopers & Lybrand LLP or another nationally-recognized independent public accounting firm ("INDEPENDENT AUDITOR") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

         (b) as soon as available, but not later than seventy-five (75) days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter (or, at the option of the Company, its 10-Q filing for such fiscal quarter);

         (c) as soon as possible, but in any event within one hundred twenty
    (120) days after the end of each fiscal year of ZIC, a copy of the Annual Statement of ZIC and its Subsidiaries on a combined basis, in each case, for such fiscal year prepared in accordance with SAP;

         (d) as soon as possible, but in any event within seventy-five (75) days after the end of each of the first three fiscal quarters of each fiscal year of ZIC, a copy of the quarterly statement of ZIC and its Subsidiaries on a combined basis, in each case, for such fiscal quarter, all prepared in accordance with SAP and accompanied by the certification of the chief financial officer or a vice-president with responsibility for or knowledge of financial matters of ZIC and its Subsidiaries that (i) such quarterly financial statement has been prepared principally for the internal use of management and is not required by, or filed with, any regulatory agencies, (ii) such quarterly statement contains combined data for and the consolidated financial statements of Zenith Insurance Company with its wholly owned affiliated Property and Casualty Insurers, CalFarm Insurance Company, ZNAT Insurance Company, and Zenith Star Insurance Company that, to the best of the certifying officer's information, knowledge and belief, were compiled in accordance with the NAIC instructions for the completion of quarterly statements and (iii) for purposes of such quarterly financial statements, all significant intercompany balances and transactions have been eliminated in consolidation;

         (e) within thirty (30) days after being delivered to ZIC, any final Triennial Examination Report issued by the applicable Department;

         (f) within one hundred twenty (120) days after the close of each fiscal year of ZIC, a copy of the "Statement of Actuarial Opinion" and "Combined Management Discussion and Analysis" for ZIC and its Subsidiaries which is provided to the applicable Department (or equivalent information should such Department no longer require such a statement) as to the adequacy of loss reserves of ZIC and its Subsidiaries. Such opinion shall be in the format prescribed by the Applicable Insurance Code of the state of domicile of ZIC.

    6.2  CERTIFICATES; OTHER INFORMATION.  The Company shall furnish to the
Bank:

         (a) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

         (b) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC or that ZIC and its Subsidiaries on a combined basis may make to, or file with, the Department;

         (c) promptly, copies of all material Insurance Holding Company System Act filings with Governmental Authorities by the Company or any of its Subsidiaries, including, without limitation, filings which seek approval of Governmental Authorities with respect to transactions between the Company and its Affiliates;

         (d) within five (5) Business Days of notice, notice of actual suspension, termination or revocation of any License or restriction thereon (material to the Insurance Subsidiaries taken as a whole) of any of the Insurance Subsidiaries by any Governmental Authority or of receipt of notice from any Governmental Authority notifying any of the Insurance Subsidiaries of a hearing (which is not withdrawn within ten
    (10) days) relating to such a suspension, termination, revocation or restriction, including any request by a Governmental Authority which commits any of the Insurance Subsidiaries to take, or refrain from taking, any action which affects the authority of any of the Insurance Subsidiaries to conduct its business in each case only if the underlying event would reasonably be expected to have a Material Adverse Effect; and

         (e) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, the Bank may from time to time reasonably request.

    6.3  NOTICES.  The Company shall promptly notify the Bank:

         (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeable will become a Default or Event of Default;

         (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority which would result in a Material Adverse Effect;

         (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary (i) in which the amount of damages claimed, if awarded, would result in a Material Adverse Effect, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

         (d) of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws, and (ii) all other Environmental Claims, which in each case would reasonably be expected to have a Material Adverse Effect;

         (e) of any of the following events affecting the Company unless such event would not reasonably be expected to have a Material Adverse Effect, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company with respect to such event:

              (i)   an ERISA Event;

              (ii) the adoption of any amendment to a Plan , if such amendment results in a material increase in contributions or Unfunded Pension Liability; or

              (iii) the commencement of contributions to any Plan subject to
         Section 412 of the Code;

         (f) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated
    Subsidiaries;

         (g) within three (3) Business Days of such notice, of any pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews) by any Governmental Authority concerning the business, practices or operations of any of the Insurance Subsidiaries and within three

    (3) Business Day of the Company having knowledge thereof, of any agent or managing general agent thereof, which would be reasonably expected to have a Material Adverse Effect; and

         (h) of notice of any change in the rating of the Company's long-term debt rating by Moody's and/or S&P's.

    Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein in form and substance reasonably satisfactory to the Bank.

    6.4 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Company shall, and shall cause each Significant Subsidiary to:

         (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

         (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

         (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

         (d) preserve or renew all of its registered patents, trademarks, trade names, service marks and Licenses, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

    6.5 MAINTENANCE OF PROPERTY. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

    6.6 INSURANCE. Except as disclosed on SCHEDULE 5.17, the Company shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance. Upon request of the Bank, the Company shall furnish the Bank, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Company setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Section.

    6.7 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective material obligations and liabilities except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, including:

         (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

         (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

         (c) all indebtedness, as and when due and payable (after giving effect to applicable grace periods), but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

    6.8 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each Subsidiary (or, in the case of ERISA, each ERISA Affiliate in which the Company owns a controlling interest) to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, ERISA and the Environmental Laws), except such as may be contested in good faith or as to which a bona fide dispute may exist.

    6.9 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, Responsible Officers, and independent public accountants (at which discussions the Company's representatives may be present unless a Default has occurred and is continuing), all at the expense of the Bank and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; PROVIDED, HOWEVER, when a Default exists the Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

    6.10 USE OF PROCEEDS. The Company shall use the proceeds of the Loans for working capital, other general corporate purposes and acquisitions which are negotiated and consummated with the consent of the company to be acquired and, in each case which are not in contravention of any Requirement of Law or of any Loan Document.

    6.11 FURTHER ASSURANCES. The Company shall ensure that all written information, exhibits and reports furnished to the Bank do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Bank and correct any material misstatement or omission that may be discovered therein or in any Loan Document or in the execution or acknowledgement thereof.


                                     ARTICLE VII

                                  NEGATIVE COVENANTS

    So long as the Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Bank waives compliance in writing:

    7.1 LIMITATION ON LIENS. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than Liens which would not, individually or in the aggregate, have or cause a Material Adverse Effect ("PERMITTED LIENS").

    7.2 DISPOSITION OF ASSETS. The Company shall not, and shall not suffer or permit any Significant Subsidiary to, make a Disposition of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do so, except:

         (a) in the ordinary course of business and consistent with past practices;

         (b) Dispositions made for fair market value; PROVIDED, THAT at the time of any Disposition under this CLAUSE (b), no Event of Default shall exist or shall result from such Disposition; and

         (c)  Dispositions permitted under SECTION 7.3.

    7.3 CONSOLIDATIONS AND MERGERS. The Company shall not, and shall not suffer or permit any Significant Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

         (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries; PROVIDED, THAT if any transaction shall be between a Subsidiary and a Wholly- Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

         (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary; and

         (c) a merger where the Company or one of its Subsidiaries is the surviving corporation in the merger and no Default exists immediately prior to or immediately following such merger.

    7.4 LOANS AND INVESTMENTS. The Company shall not and shall not permit any Subsidiary to extend credit or make investments in Perma-Bilt in excess of $45,000,000.

    7.5 LIMITATION ON INDEBTEDNESS. The Company shall not permit its Insurance Subsidiaries to create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness defined in clauses (a), (c), (d) or (f) of the definition thereof exceeding $20,000,000 at any one time outstanding.

    7.6 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction (other than (i) pooling arrangements entered into in the ordinary course of business between Insurance Subsidiaries and (ii) the tax-sharing agreement between the Company and its Subsidiaries) with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

    7.7 USE OF PROCEEDS. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (a) in a manner that would cause the Bank to violate or not to comply with Regulations G, T, U or X of the FRB, (b) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

    7.8 CHANGE IN BUSINESS. The Company shall not, and shall not suffer or permit any Significant Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Significant Subsidiaries on the date hereof.

    7.9 ACCOUNTING CHANGES. The Company shall not, and shall not suffer or permit any Subsidiary (other than ZIC Lloyd's Underwriting Limited) to, make any significant change in accounting treatment or reporting practices, except as required by GAAP or SAP, or change the fiscal year of the Company or of any Subsidiary.

    7.10 MINIMUM SURPLUS. The Company shall not permit Capital and Surplus of ZIC as reported on a combined basis to be less than $140,000,000 as of the end of any fiscal quarter.

    7.11 DEBT TO TOTAL CAPITALIZATION. The Company shall not permit the Debt to Total Capitalization Ratio to exceed .40:1 as of the end of any fiscal quarter.

    7.12 RISK-BASED CAPITAL. The Company shall not permit the Risk-Based Capital of ZIC, as reported on a combined basis as of the end of any fiscal quarter, to fall below 150%.

    7.13 INTEREST COVERAGE RATIO. The Company shall not permit the Interest Coverage Ratio to be less than 2.00:1 as of the end of any fiscal quarter.


                                     ARTICLE VIII

                                  EVENTS OF DEFAULT

    8.1 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

         (a) NON-PAYMENT. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

         (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company or any Subsidiary made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made; or

         (c) SPECIFIC DEFAULTS. The Company fails to perform or observe any term, covenant or agreement contained in any of SECTION 6.3(a) or in
    ARTICLE VII; or

         (d) OTHER DEFAULTS. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by the Bank; PROVIDED, THAT if the default cannot be cured within 30 days after such notice but the Company commences a cure within 30 days and the default is ultimately cured within 90 days of such notice, then no Event of Default shall be deemed to have occurred hereunder; or

         (e)  CROSS-PAYMENT AND ACCELERATION.  The Company or any Subsidiary
    (i) fails to make any payment in respect of any Indebtedness defined in clauses (a), (c), (d) or (f) or any Contingent Obligations related thereto having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

         (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Company or any Significant Subsidiary (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

         (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Significant Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Significant Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy;(ii) the Company or any Significant Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Significant Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

         (h) ERISA. (i) An ERISA Event shall occur with respect to a Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Company under Title IV of ERISA to the Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000; or (ii) the aggregate amount of Unfunded Pension Liability among all Plans at any time exceeds $10,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under
    Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000; or

         (i) MONETARY JUDGMENTS. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unsatisfied, unvacated or unstayed pending appeal for a period of the longer of (i) 30 days after the entry thereof or (ii) the expiration of the applicable period for filing notice of an appeal; or

         (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against the Company or any Significant Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which such judgment is not vacated or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (k)  CHANGE OF CONTROL.  There occurs any Change of Control; or

         (l) LOSS OF LICENSES. Any Governmental Authority revokes or fails to renew any material insurance license, permit or franchise of the Company or any Significant Subsidiary, or the Company or any Significant Subsidiary for any reason loses any material insurance license, permit or franchise, or the Company or any Significant Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material insurance license, permit or franchise.

    8.2  REMEDIES.  If any Event of Default occurs, the Bank may:

         (a) declare the Commitment to be terminated, whereupon such Commitment shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

         (c) exercise all rights and remedies available to it under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in subsection (f) or (g) of SECTION 8.1 (in the case of clause (i) of subsection
(g) upon the expiration of the 60-day period mentioned therein), the obligation of the Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Bank.

    8.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                      ARTICLE IX

                                    MISCELLANEOUS

    9.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Bank and the Company, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    9.2 NOTICES. (a) All notices and other communications shall be in writing and mailed, faxed or delivered, to the address or facsimile number specified for notices on SCHEDULE 9.2; or, as directed to the Company or the Bank, to such other address as shall be designated by such party in a written notice to the other party.

         (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon receipt, or if delivered, upon delivery; except that notices pursuant to ARTICLE II shall not be effective until actually received by the Bank.

         (c) Any agreement of the Bank herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Bank shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Bank shall not have any liability to the Company or other Person on account of any action taken or not taken by the Bank in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Bank to receive written confirmation of any telephonic or facsimile notice or the receipt by the Bank of a confirmation which is at variance with the terms understood by the Bank to be contained in the telephonic or facsimile notice.

    9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

    9.4  COSTS AND EXPENSES.  The Company shall:

         (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Bank within five Business Days after demand (subject to SECTION 4.1(e)) for all costs and expenses incurred by the Bank in connection with the preparation, delivery and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by the Bank with respect thereto; and

         (b) pay or reimburse the Bank within five Business Days after demand (subject to SECTION 4.1(e)) for all costs and expenses (including Attorney Costs) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

    9.5 COMPANY INDEMNIFICATION. (a) Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, THAT the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         (b) SURVIVAL; DEFENSE. The obligations in this Section shall survive payment of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Company. All amounts owing under this Section shall be paid within 30 days after demand.

    9.6 MARSHALLING; PAYMENTS SET ASIDE. The Bank shall not be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment to the Bank, or the Bank exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

    9.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank.

    9.8 ASSIGNMENTS, PARTICIPATIONS, ETC. (a) The Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default which consent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of the Bank) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of the Bank hereunder, in a minimum amount of $10,000,000; PROVIDED, HOWEVER, that the Company may continue to deal solely and directly with the Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company by the Bank and the Assignee; and (ii) the Bank and its Assignee shall have delivered to the Company an Assignment and Acceptance in the form of EXHIBIT E ("ASSIGNMENT AND ACCEPTANCE") together with any Note or Notes subject to such assignment and any tax forms required to be provided by the Assignee under Section 6 of the Assignment and Acceptance.

         (b) The Bank may at any time sell to one or more Persons which would qualify as an Eligible Assignee (a "PARTICIPANT") participating interests in any Loans, the Commitment and the other interests of the Bank (the "originating Bank") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would do any of the following:

              (A)  increase or extend any Commitment;

              (B) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due hereunder or under any other Loan Document; or

              (C) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document.

In the case of any such participation, the Participant shall be entitled to the benefit of SECTIONS 3.1, 3.3 and 9.5 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as the Bank under this Agreement.

         (c) Notwithstanding any other provision in this Agreement, the Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

    9.9 SET-OFF. In addition to any rights and remedies of the Bank provided by law, if an Event of Default exists or the Loans have been accelerated, the Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Bank to or for the credit or the account of the Company (excluding any account which is expressly designated as a custodial or trust account on the books and records of the Bank) against any and all Obligations owing to the Bank, now or hereafter existing, irrespective of whether or not the Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. The Bank agrees promptly to notify the Company after any such set-off and application made by the Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

    9.10 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

    9.11 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

    9.12 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Company and the Bank and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

    9.13 GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES; PROVIDED, THAT THE PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY AND THE BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY AND THE BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.
THE COMPANY AND THE BANK EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

    9.14 WAIVER OF JURY TRIAL. THE COMPANY AND THE BANK WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL

APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

    9.15 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company and the Bank, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in California by their proper and duly authorized officers as of the day and year first above written.

                                       ZENITH NATIONAL INSURANCE CORP.


                                       By:    /s/  STANLEY R. ZAX
                                          ----------------------------

                                       Title:        CHAIRMAN
                                             -------------------------





                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION


                                       By: /s/  MICHAEL T. ERNST
                                          ----------------------------

                                       Title:    VICE PRESIDENT
                                             -------------------------

                                   EXHIBIT A

                          FORM OF NOTICE OF BORROWING


Bank of America National Trust
  and Savings Association
231 South LaSalle Street
Chicago, Illinois  60697

Attention: ____________________

Ladies and Gentlemen:

          This Notice of Borrowing is delivered to you pursuant to SECTIONS
2.3 and 4.2(a) of the Credit Agreement, dated as of _______________, 1997 (as amended or modified, the "Credit Agreement"), between Zenith National Insurance Corp., a Delaware corporation (the "Company") and Bank of America National Trust and Savings Association (the "Lender"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

          The Company hereby requests that a [Tranche A Loan] [Tranche B Loan] be made in the aggregate principal amount of $________________ on _____________, 19___ as a [Base Rate Loan] [Offshore Rate Loan having an Interest Period of ___ months].

          The Company hereby certifies and warrants that on the date the Borrowing requested hereby is made, after giving effect to the making of such Borrowing, the conditions set forth in SECTION 4.2 of the Credit Agreement are satisfied.

          The Company agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Lender. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Lender shall receive written notice to the contrary from the Company, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

          Please wire transfer the proceeds of the Borrowing to the accounts of the following persons as set forth on ANNEX I attached hereto.

          The Company has caused this Notice of Borrowing to be executed and delivered, and the certification and warranties contained herein to be made, by a Responsible Officer this ____ day of ___________, 19__.


                                       ZENITH NATIONAL INSURANCE CORP.


                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    ANNEX I



AMOUNT TO BE             PERSON TO BE PAID             NAME, ADDRESS, ETC.
TRANSFERRED              -----------------            OF TRANSFEREE LENDER
------------                                          ---------------------
                    NAME              ACCOUNT NO.
                    --------------    ----------
$___________        ______________    __________       _____________________

                                                       _____________________

                                                       Attention:___________

$___________        ______________    __________       _____________________

                                                       _____________________

                                                       Attention:___________

Balance of          The Company      ___________       _____________________
such proceeds
                                                       _____________________

                                                       Attention:___________

                                   EXHIBIT B

                    FORM OF NOTICE OF CONVERSION/CONTINUATION


Bank of America National Trust
  and Savings Association
231 South LaSalle Street
Chicago, Illinois  60697

Attention: _________________

Ladies and Gentlemen:

          This Conversion/Continuation Notice is delivered to you pursuant to SECTIONS 2.4(b) and 4.2(a) of the Credit Agreement, dated as of ___________, 1997 (as amended or modified, the "Credit Agreement"), between Zenith National Insurance Corp., a Delaware corporation (the "Company") and Bank of America National Trust and Savings Association (the "Lender"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

          The Company hereby requests that on ___________, 19__,

          (1) $___________ of the presently outstanding principal amount of the [Tranche A Loans] [Tranche B Loans] originally made on ___________, 19__ [and $___________ of the presently outstanding principal amount of the [Tranche A Loans] [Tranche B Loans] originally made on ___________,
     19__],

          (2)  and all presently being maintained as (1)[Base
     Rate Loans] [Offshore Rate Loans],

          (3)  be [converted into] [continued as],

          (4) (2)[Base Rate Loans] [Offshore Rate Loans having an Interest Period of____ months].

          The Company hereby represents and warrants that the conditions set forth in SECTION 4.2 of the Credit Agreement are met.


______________________

       (1)    Select appropriate interest rate option.

       (2)    Insert appropriate interest rate option.

          Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Lender shall receive written notice to the contrary from the Company, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

          The Company has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by a Responsible Officer this ____ day of _________, 19__.

                                            ZENITH NATIONAL INSURANCE CORP.



                                            By: ________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                   EXHIBIT C

                        FORM OF COMPLIANCE CERTIFICATE


Bank of America National Trust
  and Savings Association
231 South LaSalle Street
Chicago, Illinois  60697

Attention:  __________________

Ladies and Gentlemen:

          This certificate (the "Certificate") is delivered to you pursuant to SECTION 6.2(a) of the Credit Agreement, dated as of _______________, 1997 (as amended or modified, the "Credit Agreement"), between Zenith National Insurance Corp., a Delaware corporation (the "Company") and Bank of America National Trust and Savings Association (the "Lender"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

          The undersigned hereby certifies and warrants to the Lender that he is a Responsible Officer of the Company and that, as such, he is authorized to execute this Certificate on behalf of the Company and further certifies and warrants to the Lender on behalf of the Company that as at ____________, 19__ (the "Computation Date") the following is a true and correct computation of the ratios and financial restrictions contained in the Credit Agreement:

    1.   SECTION 7.10 - MINIMUM SURPLUS
         The Capital and Surplus of ZIC on a combined basis is $___________ (cannot be less than $140,000,000).

    2.   SECTION 7.11 - DEBT TO TOTAL CAPITALIZATION

         (a)  Debt                               $__________

         (b)  Total Capitalization               $__________

         (c)  Ratio of (a) to (b) (cannot
                exceed .40:1)                        ___:___

    3.   SECTION 7.12 - RISK BASED CAPITAL
         The Risk-Based Capital of ZIC on a combined basis is ___% (cannot be less than 150%).

    4.   SECTION 7.13 - INTEREST COVERAGE

         (a)  Amounts Available for Dividends.   $__________

         (b)  Pre-tax income from Non-
                Insurance Subsidiaries
                for the four quarters ending
                on the Computation Date          $__________

         (c)  Pre-tax, pre-interest income of
                the Borrower for the four
                quarters ending on the
                Computation Date                 $__________

         (d)  Sum of (a) + (b) + (c)             $__________

         (e)  Fixed Interest Charges             $__________

         (f)  Ratio of (d:e) (cannot be less
                than 2:1)                            _____:1

    The Company further certifies that no Default or Event of Default has occurred and is continuing under the Credit Agreement as of the date hereof.

          IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered and the certifications and warranties contained herein to be made, by a Responsible Officer this ____ day of ______________, 19__.


                                       ZENITH NATIONAL INSURANCE CORP.




                                       By:___________________________________
                                       Name:_________________________________
                                       Title:________________________________

                                  EXHIBIT D

                     FORM OF OPINION OF COMPANY'S COUNSEL


                               ________ __, 1997


Bank of America National Trust
  and Savings Association
231 South LaSalle Street
Chicago, Illinois  60697

Attention: ___________________

Ladies and Gentlemen:

         We have acted as counsel for Zenith National Insurance Corp., a Delaware corporation (the "Company") in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the Credit Agreement (hereinafter defined). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement. This opinion is delivered to you pursuant to SECTION 4.1(d) of the Credit Agreement.

         In connection with this opinion, we have examined the following:

         (a) the Credit Agreement (the "Credit Agreement"), dated as of the date hereof, between the Company and Bank of America National Trust and Savings Association (the "Lender");

         (b) the Tranche A Note of the Company, dated the date hereof and delivered pursuant to the Credit Agreement; and

         (c) the Tranche B Note of the Company, dated the date hereof and delivered pursuant to the Credit Agreement.

The foregoing documents (a) through (c) are hereinafter collectively referred to as the "Loan Documents".

         In connection with this opinion, we also have been furnished with and have examined the originals, or certified, conformed or reproduction copies, of certificates of public officials and officers of the Company and such other records, agreements, instruments and documents as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed. In stating our opinion, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals, the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies, and the legal capacity of natural persons.

         As to various questions of fact material to our opinions, we have relied upon the representations and warranties in the Loan Documents and upon certificates of the Company's public officials.

         Based upon the foregoing, and upon such further matters as we have deemed necessary or appropriate, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary or the failure of the Company to be so qualified could have a Material Adverse Effect.

         2. The Company has the corporate power to execute, deliver and perform the terms and provisions of each of the Loan Documents and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Loan Documents.

         3. The execution, delivery and performance by the Company of the Loan Documents to which it is a party, and compliance by the Company with the terms and provisions thereof, will not (i) contravene or conflict with any provision of any existing law, statute, rule or regulation applicable to the Company, (ii) to the best of our knowledge, contravene or conflict with, result in any breach of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, loan agreement or other agreement, contract or instrument binding on it, or (iii) result in the creation or imposition of (or the obligation to create or impose) any Lien (except for Permitted Liens) upon any of the property or assets of the Company pursuant to the terms of any of the indentures, mortgages, deeds of trust, credit agreements, loan agreements or other agreements, contracts or instruments to which the Company is a party, or (iv) contravene or conflict with any of the articles of incorporation or by-laws of the Company.

         4. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as may be required to be made or obtained by you as a result of your involvement in the transactions contemplated by the Loan Documents), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, the execution and delivery of any Loan Document by the Company and the performance by the Company of its obligations thereunder.

         5. The Company has duly executed and delivered each of the Loan Documents and each of such Loan Documents constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

         6. The Company is not engaged principally, or in one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulations G and U of the Board of Governors of the Federal Reserve Board.

         7. None of the Company or its Subsidiaries are an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         8. None of the Company or its Subsidiaries are a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    [Add exceptions and qualifications.]

                                       Very truly yours,

                                 EXHIBIT E(1)
                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


     This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") dated as of ____________, 19__ is made between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Assignor") and _______________________________________ (the
"Assignee").

                                   RECITALS

     WHEREAS, the Assignor is party to that certain Credit Agreement dated as of _____________, 1997 between Zenith National Insurance Corp., a Delaware corporation (the "Company") and the Assignor (the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meaning;

     WHEREAS, as provided under the Credit Agreement, the Assignor has committed to make tranche A loans (the "Tranche A Loans") to the Company in an aggregate amount not to exceed Twenty Million United States dollars (U.S.$20,000,000) (the "Tranche A Commitment");

     WHEREAS, as provided under the Credit Agreement, the Assignor has committed to make tranche B loans (the "Tranche B Loans") to the Company in an aggregate amount not to exceed Thirty Million United States dollars (U.S.$30,000,000) (the "Tranche B Commitment" and together with the Tranche A Commitment, the "Commitments"); and

     WHEREAS, the Assignor wishes to assign to the Assignee part of the rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment [(pro rata in accordance with the Assignor's Tranche A Commitment and Tranche B Commitment)], [together with a corresponding portion of each of its outstanding Loans,] in an amount equal to ______________ United States dollars (U.S.$_____) (the "Assigned Amount") on the terms listed on Schedule I hereto and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

___________________
(1) In connection with an assignment, the Credit Agreement will need to be amended to reflect the addition of an agent etc.

    NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

    1.   ASSIGNMENT AND ASSUMPTION.

    (a) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Amount, which shall be equal to ________ percent (___%) (the "Assignee's Percentage Share") of all of the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the Assignee's Percentage Share of the Assignor's Commitment and any outstanding Loans. The assignment set forth in this Section 1(a) shall be without recourse to, or representation or warranty (except as expressly provided in this Agreement) by, the Assignor.

    (b) With effect on and after the Effective Date, the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee.

    (c) After giving effect to the assignment and assumption, on the Effective Date, the Assignee's Tranche A Commitment will be
    _______________________________ United States dollars (U.S.$__________).
    After giving effect to such assignment and assumption, on the Effective Date, the Assignee's Tranche B Commitment will be _______________ United States dollars (U.S.$________).

    2.   PAYMENTS.

    (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to _____________________________ United

    States dollars (U.S.$_________), representing the Assignee's Percentage Share of the principal amount of all Loans previously made, and currently owned, by the Assignor to the Company under the Credit Agreement and outstanding on the Effective Date.

    [(b) The Assignee further agrees to pay to the Agent a processing or transfer fee in the amount of $ _________.]

    [(c) The Assignee agrees to pay the Assignor a fee in an amount equal to
    percent (     %) of all interest, commissions and fees paid by the Company to the Assignee under the Credit Agreement. Such fee shall be payable quarterly in arrears on the last business day of each ________________, _____________________, ________________ and _______________, commencing on
    ________________, PROVIDED, HOWEVER, that such fee shall not be due and payable hereunder if the Company has not made a payment of interest, commissions or fees during such immediately preceding quarterly period.
    All payments to the Assignor pursuant to this Section 2(c) shall be made by wire transfer in immediately available funds to Bank of America National Trust and Savings Association, Attention: Asset Sales Processing, Dept. #6563, Bancontrol Account #12334-10284, Reference: Auxiliary Fee/Zenith National Insurance Corp., or to such other person or place as the Assignor may designate in writing to the Assignee from time to time.]

    (e) To the extent payment to be made by the Assignee pursuant to Section(s) 2(b) or (c) hereof are not made when due, the Assignor shall be entitled to recover such amount together with interest thereon at the Federal Funds Rate per annum accruing from the date such amounts were due. For purposes hereof, "Federal Funds Rate" shall mean, for any day, the weighted average of the rate on overnight Federal funds transactions, with members of the Federal Reserve System, only, arranged by Federal funds brokers, as published as of such day by the Federal Reserve Bank of New York.

    3.   REALLOCATION OF PAYMENTS.

         Any interest, commissions, fees and other payments accrued to but excluding the Effective Date with respect to the Loans and the Commitment, shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agree that it will hold in trust for the other party any interest, commissions, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt. The Assignor and the Assignee's obligations to make the payments referred to in this Section 3 are non-assignable.

    4.   INDEPENDENT CREDIT DECISION.

         The Assignee (i) acknowledges that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section __ thereof, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement; and (ii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

    5.   EFFECTIVE DATE.

         The effective date for this Agreement shall be ____________________ (the "Effective Date"); PROVIDED that the following conditions precedent have been satisfied on or before the Effective Date:

         (i) this Agreement shall be executed and delivered by the Assignor and the Assignee;

         (ii) the requirements for an effective assignment by a Lender set forth in Section 9.8 of the Credit Agreement shall be satisfied with respect to the Assigned Amount; and any consents required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

         (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Agreement; and

         [(iv) the processing or transfer fee referred to in Section 2(b) shall have been paid to the Agent.]

    6.   WITHHOLDING TAX.

         If the Assignee is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof it agrees that it will furnish the Company, concurrently with the execution of this Agreement, either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to complete exemption from or reduced rate of U.S. federal withholding tax on all interest payments under the Credit Agreement) and, upon the expiration or obsolescence of any previously delivered form, with a new U.S. Internal Revenue Service Form 4224 or Form 1001 and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by the Assignee, PROVIDED, HOWEVER, that the Assignee shall not be required to deliver a Form 4224 or 1001 under this Section 6 to the extent that the delivery of such form is not authorized by law.

    7.   REPRESENTATIONS AND WARRANTIES.

    (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, security interest or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Assignor, enforceable against the Assignor in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

    (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company or any guarantor or the performance or observance by the Company or any guarantor of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

    (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder;
    (ii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement; and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Assignee, enforceable against the Assignee in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is eligible under the Credit Agreement to be an assignee of the Loans and the Commitment.

    8.   FURTHER ASSURANCES.

         The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including, without limitation, the delivery of any notices or other documents or instruments to the Company or any guarantor which may be required in connection with the assignment and assumption contemplated hereby.

    9.   INDEMNITY.

         The Assignee agrees to indemnify and hold harmless the Assignor against any and all losses, costs, expenses (including, without limitation, reasonable attorneys' fees and the allocated cost of internal legal services and all disbursements of internal counsel) and liabilities incurred by the Assignor in connection with or arising in any manner from the non-performance by the Assignee of any obligation assumed by the Assignee under this Agreement.

    10.  MISCELLANEOUS.

    (a) Any amendment or waiver of any provision of this Agreement shall be in writing signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach hereof.

    (b) All payments made hereunder shall be made without any set-off or counterclaim.

    (c) All communications among the parties or notices in connection herewith shall be in writing, hand-delivered, telex or facsimile transmitter, addressed as follows: (i) if to the Assignor or the Assignee, at their respective addresses set forth on the signature pages hereof and (ii) if to the Company or any guarantor, at their respective addresses set forth in the Credit Agreement or other documents or instruments. All such communications and notices shall be effective upon receipt. [The Assignee specifies as its Domestic and Offshore Lending Office(s) the offices set forth beneath its name on the signature pages hereof.

    (d) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

    (e) The representations and warranties made herein shall survive the consummation of the transactions contemplated hereby.

    (f) This Agreement shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns; provided, however, that no party shall assign its rights hereunder without the prior written consent of the other party and any purported assignment, absent such consent, shall be void. The preceding sentence shall not limit the right of the Assignee to assign or participate all or part of the Assignee's

    Percentage Share and the Assigned Amount and any outstanding
    Loans attributable thereto in the manner contemplated by the Credit
    Agreement.

    (g) The Assignor may at any time or from time to time grant to the others assignments or participations in Assignor's Commitment or the Loans but not in the portions thereof assigned to the Assignee pursuant to this Agreement.

    (h) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

    (i) This Agreement shall be governed by and construed in accordance with the law of the State of California. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any California State or Federal court sitting in The City of San Francisco over any suit, action or proceeding arising out of or relating to this Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

    (j) This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, constitutes the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings related to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

    (k) In the event of any inconsistency between the provisions of this Agreement and Schedule I hereto, this Agreement shall control. Headings are for reference only and are to be ignored in interpreting this Agreement.

    (l) The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

    (m) Any controversy or claim between the Assignor and the Assignee, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrators shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. This section shall not limit the right of either party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property or collateral or security or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.

    IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                       BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION,
                                        Assignor


                                       By:____________________________________
                                       Title: ________________________________


                                       _______________________________________
                                         Assignee


                                       By:____________________________________
                                       Title:_________________________________


                                       Domestic Lending Office

                                       _______________________________________
                                       _______________________________________
                                       _______________________________________
                                       _______________________________________



                                       Offshore Lending Office

                                       _______________________________________
                                       _______________________________________
                                       _______________________________________
                                       _______________________________________

                                  SCHEDULE I
                                       to
                     Assignment and Assumption Agreement

1.     COMPANY:  Zenith National Insurance Corp.

2.     DATE OF CREDIT AGREEMENT:  ____________________, 1997

3.     ASSIGNOR: Bank of America National Trust and Savings Association

4.     ASSIGNEE:

5.     DATE OF ASSIGNMENT AGREEMENT:

6.     EFFECTIVE DATE:

7.     ASSIGNEE'S          TRANCHE A      TRANCHE B
       SHARE               COMMITMENT     COMMITMENT
        ----------          ----------     ----------

(a)    Assignee's
       Percentage
       Share

(b)    Assigned Amount

8.     FEES:

9.     INTEREST:                PAYMENT BY          PAYMENT BY
                                COMPANY TO          ASSIGNEE TO
                                ASSIGNEE            ASSIGNOR
       ---------                ----------          ------------

 (i)   Base Rate Loan

 (ii)  Offshore Rate Loan

10.    PAYMENT INSTRUCTIONS:

       Assignor:

       Assignee:

11.    ASSIGNEE'S NOTICE:
       INSTRUCTIONS
       ------------------

12.    OTHER INFORMATION:

                                  EXHIBIT F-1

                                    FORM OF
                                 TRANCHE A NOTE



$20,000,000                                                        July 24, 1997

          On or before July 23, 1998 the undersigned, FOR VALUE RECEIVED, promises to pay to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Lender") at its principal office at 231 South LaSalle Street in Chicago, Illinois, TWENTY MILLION DOLLARS ($20,000,000) or, if less, the aggregate unpaid principal amount of all Tranche A Loans (as defined in the Credit Agreement hereinafter referred to) made by the Lender to the undersigned pursuant to the Credit Agreement, as shown in the schedule attached hereto (and any continuation thereof).

          The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

          Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds.

          This Note is the Tranche A Note described in, and is subject to the terms and provisions of, a Credit Agreement, dated as of July 24, 1997 (as the same may at any time be amended or modified and in effect, the "Credit Agreement"), between the undersigned and the Lender. Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence of any Event of Default as specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable, and any indebtedness of the holder hereof to the undersigned may be appropriated and applied hereon.

          In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

          All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

          THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

                                       ZENITH NATIONAL INSURANCE CORP.



                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                 EXHIBIT F-2

                                   FORM OF
                                TRANCHE B NOTE



$30,000,000                                                       July 24, 1997

         On or before July 24, 2002 the undersigned, FOR VALUE RECEIVED, promises to pay to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Lender") at its principal office at 231 South LaSalle Street in Chicago, Illinois, THIRTY MILLION DOLLARS ($30,000,000) or, if less, the aggregate unpaid principal amount of all Tranche B Loans (as defined in the Credit Agreement hereinafter referred to) made by the Lender to the undersigned pursuant to the Credit Agreement, as shown in the schedule attached hereto (and any continuation thereof).

         The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates PER ANNUM and on the dates specified in the Credit Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds.

         This Note is the Tranche B Note described in, and is subject to the terms and provisions of, a Credit Agreement, dated as of July 24, 1997 (as the same may at any time be amended or modified and in effect, the "Credit Agreement"), between the undersigned and the Lender. Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence of any Event of Default as specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable, and any indebtedness of the holder hereof to the undersigned may be appropriated and applied hereon.

         In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

                                       ZENITH NATIONAL INSURANCE CORP.


                                       By:____________________________

                                       Name:__________________________

                                       Title:_________________________

                                TRANCHE A NOTE



$20,000,000                                                       July 24, 1997

         On or before July 23, 1998 the undersigned, FOR VALUE RECEIVED, promises to pay to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Lender") at its principal office at 231 South LaSalle Street in Chicago, Illinois, TWENTY MILLION DOLLARS ($20,000,000) or, if less, the aggregate unpaid principal amount of all Tranche A Loans (as defined in the Credit Agreement hereinafter referred to) made by the Lender to the undersigned pursuant to the Credit Agreement, as shown in the schedule attached hereto (and any continuation thereof).

         The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates PER ANNUM and on the dates specified in the Credit Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds.

         This Note is the Tranche A Note described in, and is subject to the terms and provisions of, a Credit Agreement, dated as of July 24, 1997 (as the same may at any time be amended or modified and in effect, the "Credit Agreement"), between the undersigned and the Lender. Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence of any Event of Default as specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable, and any indebtedness of the holder hereof to the undersigned may be appropriated and applied hereon.

         In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.


                                       ZENITH NATIONAL INSURANCE CORP.



                                       By:  /s/ STANLEY R. ZAX
                                          ----------------------------

                                       Name:
                                            --------------------------

                                       Title:  Chairman
                                             -------------------------

                                 TRANCHE B NOTE



$30,000,000                                                       July 24, 1997

         On or before July 24, 2002 the undersigned, FOR VALUE RECEIVED, promises to pay to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Lender") at its principal office at 231 South LaSalle Street in Chicago, Illinois, THIRTY MILLION DOLLARS ($30,000,000) or, if less, the aggregate unpaid principal amount of all Tranche B Loans (as defined in the Credit Agreement hereinafter referred to) made by the Lender to the undersigned pursuant to the Credit Agreement, as shown in the schedule attached hereto (and any continuation thereof).

         The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates PER ANNUM and on the dates specified in the Credit Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds.

         This Note is the Tranche B Note described in, and is subject to the terms and provisions of, a Credit Agreement, dated as of July 24, 1997 (as the same may at any time be amended or modified and in effect, the "Credit Agreement"), between the undersigned and the Lender. Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the undersigned and for a statement of the terms and conditions under which the due date of this Note may be accelerated. Upon the occurrence of any Event of Default as specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable, and any indebtedness of the holder hereof to the undersigned may be appropriated and applied hereon.

         In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

                                       ZENITH NATIONAL INSURANCE CORP.


                                       By:   /s/  STANLEY R. ZAX
                                          ----------------------------
                                       Name:
                                            --------------------------
                                       Title:  Chairman
                                             -------------------------


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